Exhibit 99.1
LogMeIn Announces Third Quarter 2010 Results
Quarterly Revenue up 34% year-over-year to $25.3 Million; Non-GAAP Net Income up 84% to
$5.4 Million; Net Income Doubles to $4.0 million
Woburn, Mass., October 27, 2010 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of SaaS-based, remote-connectivity solutions, today announced results for the quarter ended September 30, 2010.
For the third quarter of 2010, revenue increased 34 percent to $25.3 million from $19.0 million reported in the third quarter of 2009. Net income for the third quarter of 2010 increased to $4.0 million, or $0.16 per diluted share, from $1.8 million, or $0.07 per diluted share, reported in the third quarter of 2009. Revenue in the third quarter of 2010 includes approximately $200,000 in revenue related to the early termination of the Intel connectivity service and marketing agreement.
Non-GAAP net income for the third quarter of 2010 increased 84 percent to $5.4 million, or $0.22 per diluted share. This compares to non-GAAP net income for the third quarter of 2009 of $2.9 million, or $0.12 per diluted share. Non-GAAP net income for the third quarter of 2010 excludes $111,000 in amortization of intangibles and $1.3 million in stock compensation expense.
The Company reported cash flow from operations of $7.0 million for the third quarter of 2010. Cash flow from operations as reported has been reduced for GAAP purposes by $1.7 million of non-cash tax benefits associated with the exercise of employee stock options. Non-GAAP cash flow from operations for the third quarter of 2010 was $8.7 million, or 34 percent of revenue, as compared to non-GAAP cash flow from operations of $7.1 million, or 37 percent of revenue, reported in the third quarter of 2009. A reconciliation of the comparable GAAP financial measures to the non-GAAP measures used above is included in the attached tables. The Company closed the third quarter of 2010 with cash, cash equivalents and short-term investments of $156.0 million.
Additionally, the Company reported total deferred revenue of $40.5 million, an increase of $2.1 million over the prior quarter. Total premium customers were approximately 490,000, an increase of 85,000 customers, versus an increase of approximately 65,000 in the second quarter of 2010.
“We are pleased to report another very strong quarter for LogMeIn. Both our access and support subscription businesses showed strong year-over-year and quarter-over-quarter growth,” said Michael Simon, president and CEO of LogMeIn. “And our LogMeIn Ignition business continues to benefit from the proliferation and popularity of new tablets and smartphones hitting the market.”
“Encouraging trends in increased workforce mobility have proven to be beneficial to our business. We believe that our mobility infrastructure provides a great complement to the new generation of mobile hardware and software products. The rapid rise of smart, web-enabled devices is creating a distinct opportunity for LogMeIn’s remote access and remote support products.”
“We intend to expand our portfolio of products to better serve our growing user base. Our newest product, join.me, adds remote collaboration to our access and support product lines. We are optimistic that join.me will expand our addressable market and serve an unmet demand created by the increase in overall mobility. Given the continued growth in our core business and our expanding product portfolio, we remain confident that LogMeIn is uniquely positioned to capitalize on this favorable market environment. As a result, we are raising our outlook for the year,” concluded Simon.
Business Outlook
Based on information available as of October 27, 2010, the Company is issuing guidance for the fourth quarter 2010 and fiscal year 2010 as follows:
Fourth Quarter 2010: The Company expects fourth quarter 2010 revenue to be in the range of $29.3 million to $29.6 million, which includes approximately $3.3 million of revenue recognized due to the early termination of our agreement with Intel.
Non-GAAP net income is expected to be in the range of $5.7 million to $6.0 million, and non-GAAP net income per diluted share is expected to be in the range of $0.23 to $0.24. Non-GAAP net income excludes an estimated $100,000 in amortization of intangibles and $1.5 million in stock compensation expense.
Net income, which includes an estimated $100,000 in amortization of intangibles and $1.5 million in stock compensation expense, is expected to be in the range of $4.1 million to $4.4 million, or $0.16 to $0.18 per share.
Non-GAAP net income assumes an effective tax rate of approximately 15 percent. Net income assumes an effective tax rate of approximately 18 percent.
Net income per diluted share calculations for the fourth quarter of 2010 are based on estimated fully-diluted weighted average shares outstanding of 25.1 million shares.
Fiscal Year 2010: The Company expects fiscal year 2010 revenue, including approximately $3.5 million of revenue related to the early termination of the Intel agreement, to be in the range of $99.5 million to $99.8 million.

Non-GAAP net income is expected to be in the range of $19.9 million to $20.2 million and non-GAAP net income per diluted share is expected to be in the range of $0.81 to $0.82. Non-GAAP net income excludes an estimated $600,000 in amortization of intangibles, $5.1 million in stock compensation expense and a one-time tax benefit of $5.6 million associated with the reversal of a valuation allowance related to certain deferred tax assets.
Net income, which includes an estimated $600,000 in amortization of intangibles, $5.2 million in stock compensation expense and the one-time tax benefit of $5.6 million, is expected to be in the range of $19.8 million to $20.1 million, or $0.80 to $0.81 per share.
Non-GAAP net income assumes an effective tax rate for the fiscal year of approximately 13 percent. Excluding the one-time tax benefit of $5.6 million, net income assumes an effective tax rate for the fiscal year of approximately 17 percent.
Net income per diluted share calculations for 2010 are based on estimated fully diluted weighted average shares outstanding of 24.7 million shares.
Conference Call Information for Today, Wednesday, October 27, 2010
The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 1-877-941-8418 (for the U.S. and Canada) or 1-480-629-9812 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at http://www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on October 27, 2010 until 11:59 p.m. Eastern Time on November 3, 2010, by dialing 1-800-406-7325 (for the U.S. and Canada) or 1-303-590-3030 (for international callers) and entering pass code 4373842#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income and non-GAAP net income per diluted share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable convertible preferred stock. Non-GAAP net income further excludes a one-time tax benefit associated with the reversal of a valuation allowance. Non-GAAP cash flow from operations includes a non-cash tax benefit associated with the exercise of employee stock options. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (Nasdaq:LOGM) provides SaaS-based remote access, support and collaboration solutions to quickly, simply and securely connect millions of internet-enabled devices across the globe – computers, smartphones, iPad™ tablets, digital displays, and even in-dash computers of the Ford F-150 pick-up truck. Designed for consumers, mobile professionals and IT organizations, LogMeIn’s solutions empower over 10.4 million active users to connect more than 100 million devices. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, the Netherlands, and the UK.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction or performance of product enhancements or new products, the Company’s intent to expand its portfolio of products, the Company’s growth and expansion and the Company’s financial guidance for fiscal year 2010 and the fourth quarter of 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
LogMeIn, LogMeIn Central, LogMeIn Pro2, LogMeIn Hamachi2, LogMeIn Free, LogMeIn Rescue LogMeIn Ignition and join.me are trademarks or registered trademarks of LogMeIn in the US and other countries around the world. iPhone and iPad are trademarks of Apple, Inc. in the US and other countries around the world. Intel is the trademark of Intel Corporation in the US and other countries around the world.
Contact Information:
Investors
Erica Abrams or Matthew Hunt
Blueshirt Group
415-217-5864, 415-489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Craig VerColen
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	September 30,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$100,290	$75,640
Marketable securities	29,956	80,375
Accounts receivable, net	4,150	5,827
Prepaid expenses and other current assets	1,834	2,160
Deferred income taxes	—	2,056

Total current assets	136,230	166,058
Property and equipment, net	4,859	5,554
Restricted cash	373	357
Intangibles, net	751	645
Goodwill	615	615
Other assets	31	24
Deferred income taxes	—	4,603

Total assets	$142,859	$177,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,328	$3,549
Accrued liabilities	7,324	8,884
Deferred revenue, current portion	32,191	39,479

Total current liabilities	41,843	51,912
Deferred revenue, net of current portion	1,912	982
Other long-term liabilities	595	471

Total liabilities	44,350	53,365

Commitments and contingencies
Stockholders’ equity:
Common stock	224	236
Additional paid-in capital	122,465	132,669
Accumulated deficit	(24,183)	(8,471)
Accumulated other comprehensive income	3	57

Total stockholders’ equity	98,509	124,491

Total liabilities and stockholders’ equity	$142,859	$177,856

LogMeIn, Inc.
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenue	$18,971	$25,349	$54,175	$70,167
Cost of revenue	1,910	2,243	5,508	6,728

Gross profit	17,061	23,106	48,667	63,439

Operating expenses
Research and development	3,579	3,560	9,487	10,874
Sales and marketing	9,059	11,507	26,378	32,154
General and administrative	2,344	2,910	5,787	8,390
Amortization of intangibles	82	82	246	246

Total operating expenses	15,064	18,059	41,898	51,664

Income from operations	1,997	5,047	6,769	11,775

Interest income, net	42	202	67	456
Other expense	(141)	(66)	(301)	(102)

Income before for income taxes	1,898	5,183	6,535	12,129
Benefit (provision) for income taxes	(48)	(1,188)	(212)	3,583

Net income	1,850	3,995	6,323	15,712

Accretion of redeemable convertible preferred stock	(49)	—	(1,311)	—

Net income attributable to common stockholders	$1,801	$3,995	$5,012	$15,712

Net income attributable to common stockholders per share:
basic	$0.08	$0.17	$0.28	$0.68
diluted	$0.07	$0.16	$0.27	$0.64
Weighted average shares outstanding:
basic	21,372,510	23,435,172	9,857,792	23,072,983
diluted	23,472,881	24,882,767	11,675,094	24,734,943
Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
GAAP Income from operations	$1,997	$5,047	$6,769	$11,775

Add Back:
Amortization of acquired intangibles included in cost of revenue	104	29	311	237
Amortization of acquired intangibles included in operating expense	82	82	246	246
Stock-based compensation expense	901	1,296	2,116	3,536

Non-GAAP Operating income	3,084	6,454	9,442	15,794

Other income (expense), net	(99)	136	(234)	354

Non-GAAP Income before provision for income taxes	2,985	6,590	9,208	16,148

Provision for income taxes (For the nine months ended September 30, 2010, excludes a tax benefit for the reversal of a valuation allowance related to U.S. and certain foreign deferred tax assets)	(48)	(1,188)	(212)	(1,989)

Non-GAAP Net income	$2,937	$5,402	$8,996	$14,159

Non-GAAP Diluted net income per share:	$0.12	$0.22	$0.45	$0.57
Diluted weighted average shares outstanding used in computing per share amounts:	24,279,002	24,882,767	20,141,826	24,734,943

Stock-Based Compensation Expense (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Stock-based compensation expense:
Cost of revenue	$9	$59	$38	$196
Research and development	251	174	427	447
Sales and marketing	221	431	679	1,043
General and administrative	420	632	972	1,850

Total stock based-compensation	$901	$1,296	$2,116	$3,536

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Cash flows from operating activities
Net income	$1,850	$3,995	$6,323	$15,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	802	877	2,279	2,737
Amortization of premiums on investments	—	60	—	160
Provision for bad debts	30	23	85	65
Deferred income taxes	4	1,125	12	(3,756)
Income tax benefit from the exercise of stock options	—	(1,713)	—	(2,899)
Stock-based compensation	901	1,296	2,116	3,536
Loss (gain) on disposal of equipment	—	—	1	(2)
Changes in assets and liabilities:
Accounts receivable	733	(1,971)	185	(1,742)
Prepaid expenses and other current assets	(251)	(453)	(459)	(326)
Other assets	13	(4)	(10)	6
Accounts payable	541	986	479	850
Accrued liabilities	931	660	1,474	1,614
Deferred revenue	1,415	2,078	3,605	6,359
Other long-term liabilities	101	72	348	(124)

Net cash provided by operating activities	7,070	7,031	16,438	22,190

Cash flows from investing activities
Purchases of marketable securities	—	(50,041)	—	(155,388)
Proceeds from maturity of marketable securities	—	45,000	—	105,000
Purchases of property and equipment	(815)	(1,096)	(2,927)	(2,434)
Intangible asset additions	—	(182)	—	(377)
(Increase) decrease in restricted cash and deposits	(1)	5	(3)	5

Net cash used in investing activities	(816)	(6,314)	(2,930)	(53,194)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of issuance costs of $1,273	84,453	—	84,287	—
Payments of issuance costs related to secondary offering of common stock	—	14	—	(196)
Proceeds from issuance of common stock upon option exercises	99	1,411	166	3,776
Income tax benefit from the exercise of stock options	—	1,713	—	2,899

Net cash provided by financing activities	84,552	3,138	84,453	6,479

Effect of exchange rate changes on cash and cash equivalents and restricted cash	85	586	133	(125)

Net increase (decrease) in cash and cash equivalents	90,891	4,441	98,094	(24,650)
Cash and cash equivalents, beginning of period	30,116	71,199	22,913	100,290

Cash and cash equivalents, end of period	$121,007	$75,640	$121,007	$75,640

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
GAAP Cash flows from operating activities	$7,070	$7,031	$16,438	$22,190

Add Back:
Non-cash income tax benefit from exercise of stock options	—	1,713	—	2,899

Non-GAAP Adjusted Cash flows from operating activities	$7,070	$8,744	$16,438	$25,089